Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports
$1.3 Billion Linked Quarter Increase in Wealth Assets,
Records $4.5 Million Pre-Tax Charge for Years of Service Incentive Program,
Declares $0.25 Dividend

BRYN MAWR, Pa., April 18, 2019 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”) today reported net income of $10.7 million, or $0.53 diluted earnings per share for the three months ended March 31, 2019, as compared to net income of $17.1 million, or $0.84 diluted earnings per share, for the three months ended December 31, 2018, and $15.3 million, or $0.75 diluted earnings per share, for the three months ended March 31, 2018.

On a non-GAAP basis, core net income, which excludes one-time costs associated with our voluntary Years of Service Incentive Program (the “Incentive Program”), income tax charges incurred in connection with the Tax Cuts and Jobs Act ("Tax Reform"), due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $14.2 million, or $0.70 diluted earnings per share, for the three months ended March 31, 2019, as compared to $17.2 million, or $0.84 diluted earnings per share, for the three months ended December 31, 2018, and $19.3 million, or $0.94 diluted earnings per share, for the three months ended March 31, 2018. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“We are excited with the start of 2019 as we continue to execute upon our long-term strategic goals,” commented Frank Leto, President and Chief Executive Officer, continuing, “Part of our long-term plan is ensuring BMT’s sustainability through proper succession planning. To facilitate the execution of this goal, the Board and executive management team created a one-time, voluntary Years of Service Incentive Program to reward certain long-tenured employees with enhanced benefits while providing BMT with the ability to manage a controlled transition process related to the leadership and knowledge held by individuals who chose to participate. We are proud to have been able to offer this Incentive Program, recognizing that it is our people who have laid the foundation on which we have succeeded for the past 130 years, and it is our people who will enable us to continue to grow and succeed in the future.”

Mr. Leto then continued, “Our first quarter financials remained strong with loan growth of $96 million, or 11% on an annualized basis from year-end, and wealth assets under management approaching $15 billion. Our capital markets team also continues to provide strong fee-based revenue, while credit quality remains strong with the first quarter provision expense primarily impacted by a single credit. With regard to the Incentive Program, we expect to realize long-term savings and recoup the cost of the Incentive Program in approximately three years. I am also pleased to announce that the Board of Directors has authorized a new stock repurchase program under which the Corporation can repurchase up to 1,000,000 shares from time to time at an aggregate purchase price not to exceed $45 million (the "New Repurchase Program"). The New Repurchase Program will become effective upon the completion of the Corporation’s existing 2015 stock repurchase program.”

The Board of Directors of the Corporation declared a quarterly dividend of $0.25 per share, payable June 1, 2019 to shareholders of record as of May 1, 2019.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – First Quarter 2019 Compared to Fourth Quarter 2018

•
Net income for the three months ended March 31, 2019 was $10.7 million, as compared to net income of $17.1 million for the three months ended December 31, 2018. Net interest income for the three months ended March 31, 2019 was $37.6 million, a decrease of $340 thousand over the linked quarter. The provision for loan and lease losses (the “Provision”) for the three months ended March 31, 2019 increased $1.4 million as compared to the fourth quarter of 2018. Total noninterest income increased $1.2 million, total noninterest expense increased $4.9 million, and income tax expense increased $1.0 million for the three months ended March 31, 2019, as compared to the three months ended December 31, 2018. During the first quarter of 2019, the Corporation adopted the Incentive Program which offers certain benefits to eligible employees who meet the Incentive Program requirements and voluntarily exit from service with the Corporation, the Bank or one of their subsidiaries. Noninterest expense for the first quarter of 2019 included a pre-tax, non-recurring, charge of $4.5 million related to the Incentive Program.

On a non-GAAP basis, core net income, which excludes one-time costs associated with the Incentive Program, income tax charges incurred in connection with Tax Reform, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $14.2 million, or $0.70 per diluted share, for the three months ended March 31, 2019, as compared to $17.2 million or $0.84 per diluted share, for the three months ended December 31, 2018. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•
Net interest income for the three months ended March 31, 2019 was $37.6 million, a decrease of $340 thousand over the linked quarter. Tax-equivalent net interest income for the three months ended March 31, 2019 was $37.8 million, a decrease of $338 thousand over the linked quarter. Tax-equivalent net interest income for the first quarter of 2019 was impacted by the accretion of purchase accounting fair value marks of $2.1 million as compared to $2.7 million for the linked quarter. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended March 31, 2019 was $35.6 million, an increase of $213 thousand over the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release. Items contributing to the increase adjusted for purchase accounting included increases of $1.1 million and $388 thousand in tax-equivalent interest and fees earned on loans and leases and interest earned on available for sale investment securities, respectively, partially offset by an increase of $1.3 million in interest paid on deposits for the three months ended March 31, 2019 as compared to the linked quarter ended December 31, 2018.

Tax-equivalent interest and fees earned on loans and leases for the three months ended March 31, 2019 increased $571 thousand over the linked quarter. Average loans and leases for the three months ended March 31, 2019 increased $78.3 million over the linked quarter and experienced a 6 basis point increase in tax-equivalent yield.

Tax-equivalent interest income on available for sale investment securities increased $388 thousand for the first quarter of 2019 as compared to the linked quarter. Average available for sale investment securities increased by $16.2 million over the linked quarter and experienced a 27 basis point tax-equivalent yield increase.

Interest expense on deposits for the three months ended March 31, 2019 increased $1.0 million over the linked quarter. Average interest-bearing deposits increased $71.8 million coupled with a 16 basis point increase in the rate paid on deposits as compared to the linked quarter. The increase in interest on deposits was related to the competitive dynamics in the markets in which we operate and certain promotional interest rates offered during the quarter.

Interest expense on short-term borrowings for the three months ended March 31, 2019 increased $262 thousand over the linked quarter. Average short-term borrowings increased $29.2 million coupled with a 33 basis point increase in the rate paid on short-term borrowings as compared to the linked quarter.

•
The tax-equivalent net interest margin was 3.75% for the three months ended March 31, 2019 as compared to 3.79% for the linked quarter. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.54% for the three months ended March 31, 2019 as compared to 3.52% for the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•
Noninterest income of $19.3 million for the three months ended March 31, 2019 increased $1.2 million as compared to the linked quarter. Contributing to the increase were increases of $1.8 million, $852 thousand, and $213 thousand in other operating income, capital markets revenue, and insurance commissions, respectively, partially offset by decreases of $1.3 million and $625 thousand in net gain on sale of loans and fees for wealth management services, respectively. The $1.8 million increase in other operating income was primarily due to a $1.6 million increase in gains on trading securities over the linked quarter due to market fluctuations affecting the Corporation's executive and director deferred compensation plan assets.

•
Noninterest expense of $39.7 million for the three months ended March 31, 2019 increased $4.9 million as compared to $34.8 million for the fourth quarter of 2018. The increase on a linked quarter basis was primarily due to increases of $3.0 million, $1.2 million, and $1.0 million in salaries and wages, employee benefits, and other operating expenses, respectively. The linked quarter increase in salaries and wages and employee benefits was largely driven by the expenses from the Incentive Program.

•
The Provision increased $1.3 million for the three months ended March 31, 2019 to $3.7 million, as compared to $2.4 million for the fourth quarter of 2018. During the first quarter of 2019, portfolio loans and leases increased $96.4 million. In addition, net loan and lease charge-offs increased by $926 thousand for the first quarter of 2019, as compared to the previous quarter. The 2.8% increase in loan and lease volume and 57.2% increase in net charge-offs were the primary drivers for the increase in the Provision on a linked-quarter basis. The increase in net charge-offs was primarily a result of the partial charge-off of a single commercial credit. Nonperforming loans and leases as of March 31, 2019 totaled $19.3 million, an increase of $6.5 million from December 31, 2018. The increase in nonperforming loans was largely due to real estate collateralized loans for which management performs an impairment analysis. All nonperforming loans are carried at their net realizable value.

•
The effective tax rate for the first quarter of 2019 increased significantly as compared to the fourth quarter of 2018. The increase in the effective tax rate was primarily due to a $2.6 million tax benefit recorded in the fourth quarter of 2018 for certain discrete items included on our 2017 tax return which was filed during the fourth quarter of 2018. The effective tax rate for the year ended December 31, 2018, excluding discrete income tax benefits, was 21.7%.

Results of Operations – First Quarter 2019 Compared to First Quarter 2018

•
Net income for the three months ended March 31, 2019 was $10.7 million, or $0.53 diluted earnings per share, as compared to net income of $15.3 million, or diluted earnings per share of $0.75 for the same period in 2018. Contributing to the net income decrease were increases of $3.7 million and $2.7 million in noninterest expense and the Provision, respectively.

On a non-GAAP basis, core net income, which excludes one-time costs associated with the Incentive Program, income tax charges incurred in connection with Tax Reform, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $14.2 million, or $0.70 per diluted share, for the three months ended March 31, 2019 as compared to $19.3 million, or $0.94 per diluted share, for the same period in 2018. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•
Net interest income for the three months ended March 31, 2019 was $37.6 million, an increase of $208 thousand as compared to the same period in 2018. Tax-equivalent net interest income for the three months ended March 31, 2019 was $37.8 million, an increase of $256 thousand as compared to the same period in

2018. Tax-equivalent net interest income for the first quarter of 2019 was impacted by the accretion of purchase accounting fair value marks of $2.1 million as compared to $3.0 million for the same period in 2018. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended March 31, 2019 was $35.6 million, an increase of $1.1 million as compared to the same period in 2018. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release. Items contributing to the increase adjusted for purchase accounting included increases of $4.8 million and $812 thousand in tax-equivalent interest and fees earned on loans and leases and interest earned on available for sale investment securities, respectively, partially offset by an increase of $4.5 million in interest paid on deposits for the three months ended March 31, 2019 as compared to the same period in 2018.

Tax-equivalent interest and fees on loans and leases increased $4.1 million for the three months ended March 31, 2019 as compared to the same period in 2018. Average loans and leases for the first quarter of 2019 increased $186.5 million from the same period in 2018 and experienced a 21 basis point increase in tax-equivalent yield.

Average available for sale investment securities increased by $34.3 million for the three months ended March 31, 2019 as compared to the same period in 2018 and experienced a 46 basis point tax-equivalent yield increase. The increase in average balances and yield on available for sale investment securities resulted in an $812 thousand increase in tax-equivalent interest income on available for sale investment securities for the first quarter of 2019 as compared to the same period in 2018.

Partially offsetting the effect on net interest income associated with the increase in average loans and leases and available for sale investment securities was a $4.6 million increase in interest expense on deposits for the three months ended March 31, 2019 as compared to the same period in 2018. Average interest-bearing deposits increased by $238.7 million, coupled with a 65 basis point increase in rate paid for the first quarter of 2019 as compared to the same period in 2018.

•
The tax-equivalent net interest margin was 3.75% for the three months ended March 31, 2019 as compared to 3.94% for the same period in 2018. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.54% and 3.62% for three months ended March 31, 2019 and 2018, respectively. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•
Noninterest income of $19.3 million for the three months ended March 31, 2019 decreased by $283 thousand as compared to the same period in 2018. Contributing to this decrease were decreases of $1.5 million, $200 thousand, and $199 thousand in other operating income, net gain on sale of other real estate owned, and net gain on sale of loans, respectively. The decrease in other operating income was primarily due to a $2.2 million decrease in recoveries of purchase accounting fair value marks resulting from pay-offs of previously acquired credit-impaired loans for the three months ended March 31, 2019 as compared to the same period in 2018. Partially offsetting the decrease in noninterest income was an increase of $1.6 million in capital markets revenue which was primarily due to increased volume of capital market transactions.

•
Noninterest expense of $39.7 million for the three months ended March 31, 2019 increased $3.7 million as compared to the same period in 2018. Contributing to the $3.7 million increase were increases of $4.9 million, $1.2 million, $572 thousand, $491 thousand, and $458 thousand in salaries and wages, other operating expenses, professional fees, furniture, fixtures and equipment expenses, and employee benefits, respectively. The increases in salaries and wages and employee benefits was largely driven by the expenses incurred in connection with the Incentive Program. Partially offsetting these increases in noninterest expense was a decrease of $4.3 million in due diligence, merger-related and merger integration expenses for the three months ended March 31, 2019 as compared to the same period in 2018.

•
The Provision increased $2.7 million for the three months ended March 31, 2019 to $3.7 million, as compared to $1.0 million for the same period in 2018. In addition, net loan and lease charge-offs increased by $1.7 million for the first quarter of 2019, as compared to the same period in 2018. This 6.6% increase in loan and lease volume and 185.1% increase in net charge-offs were the primary drivers for the increase in the Provision on a year-over-year basis. Nonperforming loans and leases as of March 31, 2019 totaled $19.3 million, an increase of $11.8 million from March 31, 2018. The increase in nonperforming loans was comprised primarily of real estate collateralized loans for which management performs impairment analyses. All nonperforming loans are carried at their net realizable value.

•
The effective tax rate for the first quarter of 2019 decreased to 20.57% as compared to 23.25% for the first quarter of 2018. The decrease was primarily due to $590 thousand of discrete tax charges included in tax expense in the first quarter of 2018 related to the re-measurement of net deferred tax assets as a result of Tax Reform, related to revised fair value adjustments associated with the merger with Royal Bancshares of Pennsylvania, Inc. in December 2017.

Financial Condition – March 31, 2019 Compared to December 31, 2018

•
Total assets as of March 31, 2019 were $4.63 billion, a decrease of $20.5 million from December 31, 2018. The decrease was primarily due to the decrease in available for sale investment securities discussed in the bullet point below, partially offset by the increase in portfolio loans and leases discussed in the bullet point below, as well as $44.0 million of operating lease right-of-use assets as of March 31, 2019 included on the balance sheet as a result of a recently adopted accounting pronouncement.

•
Available for sale investment securities as of March 31, 2019 totaled $560.0 million, a decrease of $177.5 million from December 31, 2018. The decrease was primarily related to the maturing, in January 2019, of $200.0 million short-term U.S. Treasury securities, partially offset by a $33.0 million increase in mortgage-backed securities.

•
Total portfolio loans and leases of $3.52 billion as of March 31, 2019 increased by $96.4 million from December 31, 2018, an increase of 2.8%. Increases of $89.3 million, $11.8 million, $10.1 million and $8.0 million in commercial mortgages, leases, commercial and industrial loans and residential mortgages, respectively, were offset by decreases of $21.3 million and $2.6 million in construction loans and home equity loans and lines, respectively.

•
The Allowance as of March 31, 2019 was $20.6 million, or 0.59% of portfolio loans and leases, as compared to $19.4 million, or 0.57% of portfolio loans and leases as of December 31, 2018. In addition to the ratio of Allowance to portfolio loans and leases, management also calculates two non-GAAP measures: the Allowance for originated loans and leases as a percentage of originated loans and leases, which was 0.68% as of March 31, 2019, as compared to 0.67% as of December 31, 2018, and the Allowance plus the remaining loan mark as a percentage of gross loans, which was 1.03% as of March 31, 2019, as compared to 1.08% as of December 31, 2017. A reconciliation of these and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•
Deposits of $3.64 billion as of March 31, 2019 increased $38.5 million from December 31, 2018. Increases of $98.7 million and $18.5 million in money market and savings accounts, respectively, were partially offset by decreases of $40.9 million, $19.3 million, $11.2 million, and $7.3 million in wholesale deposits, noninterest-bearing demand accounts, retail time deposits and wholesale non-maturity deposits, respectively.

•
Borrowings of $299.8 million as of March 31, 2019, which include short-term borrowings, long-term FHLB advances, subordinated notes and junior subordinated debentures, decreased $128.0 million from December 31, 2018, primarily due to decreases in short-term borrowings.

•	Wealth assets under management, administration, supervision and brokerage totaled $14.74 billion as of March 31, 2019, an increase of $1.31 billion from December 31, 2018.

•	The capital ratios for the Bank and the Corporation, as of March 31, 2019, as shown in the attached tables, indicate levels above the regulatory minimum to be considered “well capitalized.”

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our inability to successfully integrate acquired businesses, the possibility that integration may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; litigation; cybersecurity events; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

# # # #

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$29,449	$34,357	$35,233	$39,924	$24,589
Investment securities	578,629	753,628	545,320	547,088	550,199
Loans held for sale	2,884	1,749	4,111	4,204	5,522
Portfolio loans and leases	3,523,514	3,427,154	3,381,475	3,389,501	3,305,795
Allowance for loan and lease losses ("ALLL")	(20,616)	(19,426)	(18,684)	(19,398)	(17,662)
Goodwill and other intangible assets	206,006	207,467	208,165	208,139	207,287
Total assets	4,631,993	4,652,485	4,388,442	4,394,203	4,300,376
Deposits - interest-bearing	2,755,307	2,697,468	2,522,863	2,466,529	2,452,421
Deposits - non-interest-bearing	882,310	901,619	834,363	892,386	863,118
Short-term borrowings	124,214	252,367	226,498	227,059	173,704
Long-term FHLB advances	55,407	55,374	72,841	87,808	107,784
Subordinated notes	98,571	98,526	98,482	98,491	98,448
Jr. subordinated debentures	21,622	21,580	21,538	21,497	21,456
Total liabilities	4,056,886	4,087,781	3,837,017	3,851,700	3,767,315
Total shareholders' equity	575,107	564,704	551,425	542,503	533,061
Average Balance Sheet (selected items)
Interest-bearing deposits with banks	32,742	38,957	37,467	37,215	38,044
Investment securities	569,915	554,265	546,998	549,249	535,471
Loans held for sale	1,214	2,005	4,932	4,413	2,848
Portfolio loans and leases	3,476,525	3,397,479	3,374,767	3,348,926	3,288,364
Total interest-earning assets	4,080,396	3,992,706	3,964,164	3,939,803	3,864,727
Goodwill and intangible assets	206,716	207,893	207,880	208,039	205,529
Total assets	4,545,129	4,413,000	4,376,148	4,344,541	4,246,180
Deposits - interest-bearing	2,674,194	2,602,412	2,493,213	2,489,296	2,435,491
Short-term borrowings	157,652	128,429	208,201	205,323	172,534
Long-term FHLB advances	55,385	67,363	81,460	102,023	123,920
Subordinated notes	98,542	98,497	98,457	98,463	98,430
Jr. subordinated debentures	21,595	21,553	21,511	21,470	21,430
Total interest-bearing liabilities	3,007,368	2,918,254	2,902,842	2,916,575	2,851,805
Total liabilities	3,973,043	3,856,694	3,828,241	3,810,640	3,719,746
Total shareholders' equity	572,086	556,306	547,907	533,901	526,434

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Income Statement
Net interest income	$37,647	$37,987	$36,729	$37,316	$37,439
Provision for loan and lease losses	3,736	2,362	664	3,137	1,030
Noninterest income	19,253	18,097	18,274	20,075	19,536
Noninterest expense	39,724	34,845	33,592	35,836	36,030
Income tax expense	2,764	1,746	4,066	3,723	4,630
Net income	10,676	17,131	16,681	14,695	15,285
Net (loss) income attributable to noncontrolling interest	(1)	(5)	(1)	7	(1)
Net income attributable to Bryn Mawr Bank Corporation	10,677	17,136	16,682	14,688	15,286
Basic earnings per share	0.53	0.85	0.82	0.73	0.76
Diluted earnings per share	0.53	0.84	0.82	0.72	0.75
Net income (core) (1)	14,230	17,167	17,140	17,031	19,282
Basic earnings per share (core) (1)	0.71	0.85	0.85	0.84	0.95
Diluted earnings per share (core) (1)	0.70	0.84	0.84	0.83	0.94
Dividends paid or accrued per share	0.25	0.25	0.25	0.22	0.22
Profitability Indicators
Return on average assets	0.95%	1.54%	1.51%	1.36%	1.46%
Return on average equity	7.57%	12.22%	12.08%	11.03%	11.78%
Return on tangible equity(1)	12.65%	20.37%	20.25%	18.90%	20.15%
Return on tangible equity (core)(1)	16.59%	20.40%	20.78%	21.78%	25.19%
Return on average assets (core)(1)	1.27%	1.54%	1.55%	1.57%	1.84%
Return on average equity (core)(1)	10.09%	12.24%	12.41%	12.79%	14.85%
Tax-equivalent net interest margin	3.75%	3.79%	3.69%	3.81%	3.94%
Efficiency ratio(1)	60.26%	60.35%	58.75%	55.57%	54.12%
Share Data
Closing share price	$36.13	$34.40	$46.90	$46.30	$43.95
Book value per common share	$28.52	$28.01	$27.18	$26.80	$26.35
Tangible book value per common share	$18.34	$17.75	$16.95	$16.55	$16.14
Price / book value	126.68%	122.81%	172.55%	172.76%	166.79%
Price / tangible book value	197.00%	193.80%	276.70%	279.74%	272.35%
Weighted average diluted shares outstanding	20,271,661	20,321,283	20,438,376	20,413,578	20,450,494
Shares outstanding, end of period	20,167,729	20,163,816	20,291,416	20,242,893	20,229,896
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$14,736,512	$13,429,544	$13,913,265	$13,404,723	$13,146,926
Fees for wealth management services	$10,392	$11,017	$10,343	$10,658	$10,308

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Capital Ratios(3)
Bryn Mawr Trust Company ("BMTC")
Tier I capital to risk weighted assets ("RWA")	11.30%	11.42%	11.55%	11.34%	11.29%
Total capital to RWA	11.87%	11.99%	12.10%	11.91%	11.82%
Tier I leverage ratio	9.48%	9.48%	9.47%	9.49%	9.39%
Tangible equity ratio (1)	9.34%	8.95%	9.29%	9.27%	9.19%
Common equity Tier I capital to RWA	11.30%	11.42%	11.55%	11.34%	11.29%

Bryn Mawr Bank Corporation ("BMBC")
Tier I capital to RWA	10.72%	10.92%	10.90%	10.46%	10.46%
Total capital to RWA	14.00%	14.30%	14.33%	13.87%	13.93%
Tier I leverage ratio	8.99%	9.06%	8.94%	8.75%	8.71%
Tangible equity ratio (1)	8.35%	8.05%	8.23%	8.00%	7.98%
Common equity Tier I capital to RWA	10.14%	10.32%	10.29%	9.86%	9.85%

Asset Quality Indicators
Net loan and lease charge-offs ("NCO"s)	$2,546	$1,620	$1,378	$1,401	$893

Nonperforming loans and leases ("NPL"s)	$19,283	$12,820	$8,990	$9,448	$7,533
Other real estate owned ("OREO")	84	417	529	531	300
Total nonperforming assets ("NPA"s)	$19,367	$13,237	$9,519	$9,979	$7,833

Nonperforming loans and leases 30 or more days past due	$8,489	$7,765	$4,906	$6,749	$5,775
Performing loans and leases 30 to 89 days past due	6,432	5,464	9,145	10,378	6,547
Performing loans and leases 90 or more days past due	—	—	—	—	—
Total delinquent loans and leases	$14,921	$13,229	$14,051	$17,127	$12,322

Delinquent loans and leases to total loans and leases	0.42%	0.39%	0.42%	0.50%	0.37%
Delinquent performing loans and leases to total loans and leases	0.18%	0.16%	0.27%	0.31%	0.20%
NCOs / average loans and leases (annualized)	0.30%	0.19%	0.16%	0.17%	0.11%
NPLs / total portfolio loans and leases	0.55%	0.37%	0.27%	0.28%	0.23%
NPAs / total loans and leases and OREO	0.55%	0.39%	0.28%	0.29%	0.24%
NPAs / total assets	0.42%	0.28%	0.22%	0.23%	0.18%
ALLL / NPLs	106.91%	151.53%	207.83%	205.31%	234.46%
ALLL / portfolio loans	0.59%	0.57%	0.55%	0.57%	0.53%
ALLL for originated loans and leases / Originated loans and leases (1)	0.68%	0.67%	0.68%	0.71%	0.69%
(Total ALLL + Loan mark) / Total Gross portfolio loans and leases (1)	1.03%	1.08%	1.28%	1.35%	1.50%

Troubled debt restructurings ("TDR"s) included in NPLs	$4,057	$1,217	$1,208	$1,044	$1,125
TDRs in compliance with modified terms	5,149	9,745	4,316	4,117	5,235
Total TDRs	$9,206	$10,962	$5,524	$5,161	$6,360

(1)	Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.

(2)	Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.

(3)	Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Assets
Cash and due from banks	$13,656	$14,099	$10,121	$7,318	$7,804
Interest-bearing deposits with banks	29,449	34,357	35,233	39,924	24,589
Cash and cash equivalents	43,105	48,456	45,354	47,242	32,393
Investment securities, available for sale	559,983	737,442	528,064	531,075	534,103
Investment securities, held to maturity	10,457	8,684	8,916	7,838	7,885
Investment securities, trading	8,189	7,502	8,340	8,175	8,211
Loans held for sale	2,884	1,749	4,111	4,204	5,522
Portfolio loans and leases, originated	3,032,270	2,885,251	2,752,160	2,700,815	2,564,827
Portfolio loans and leases, acquired	491,244	541,903	629,315	688,686	740,968
Total portfolio loans and leases	3,523,514	3,427,154	3,381,475	3,389,501	3,305,795
Less: Allowance for losses on originated loan and leases	(20,519)	(19,329)	(18,612)	(19,181)	(17,570)
Less: Allowance for losses on acquired loan and leases	(97)	(97)	(72)	(217)	(92)
Total allowance for loan and lease losses	(20,616)	(19,426)	(18,684)	(19,398)	(17,662)
Net portfolio loans and leases	3,502,898	3,407,728	3,362,791	3,370,103	3,288,133
Premises and equipment	67,279	65,648	63,281	54,185	54,986
Operating lease right-of-use assets	43,985	—	—	—	—
Accrued interest receivable	13,123	12,585	13,232	13,115	12,521
Mortgage servicing rights	4,910	5,047	5,328	5,511	5,706
Bank owned life insurance	58,138	57,844	57,543	57,243	56,946
Federal Home Loan Bank ("FHLB") stock	10,526	14,530	14,678	16,678	15,499
Goodwill	184,012	184,012	183,864	183,162	182,200
Intangible assets	21,994	23,455	24,301	24,977	25,087
Other investments	16,526	16,526	16,529	16,774	11,720
Other assets	83,984	61,277	52,110	53,921	59,464
Total assets	$4,631,993	$4,652,485	$4,388,442	$4,394,203	$4,300,376

Liabilities
Deposits
Noninterest-bearing	$882,310	$901,619	$834,363	$892,386	$863,118
Interest-bearing	2,755,307	2,697,468	2,522,863	2,466,529	2,452,421
Total deposits	3,637,617	3,599,087	3,357,226	3,358,915	3,315,539
Short-term borrowings	124,214	252,367	226,498	227,059	173,704
Long-term FHLB advances	55,407	55,374	72,841	87,808	107,784
Subordinated notes	98,571	98,526	98,482	98,491	98,448
Jr. subordinated debentures	21,622	21,580	21,538	21,497	21,456
Operating lease liabilities	48,224	—	—	—	—
Accrued interest payable	8,674	6,652	7,193	5,230	4,814
Other liabilities	62,557	54,195	53,239	52,700	45,570
Total liabilities	4,056,886	4,087,781	3,837,017	3,851,700	3,767,315

Shareholders' equity
Common stock	24,577	24,545	24,533	24,453	24,439
Paid-in capital in excess of par value	375,655	374,010	373,205	372,227	371,319
Less: common stock held in treasury, at cost	(76,974)	(75,883)	(70,437)	(68,943)	(68,787)
Accumulated other comprehensive (loss) income, net of tax	(3,278)	(7,513)	(13,402)	(11,191)	(9,664)
Retained earnings	255,813	250,230	238,204	226,634	216,438
Total Bryn Mawr Bank Corporation shareholders' equity	575,793	565,389	552,103	543,180	533,745
Noncontrolling interest	(686)	(685)	(678)	(677)	(684)
Total shareholders' equity	575,107	564,704	551,425	542,503	533,061
Total liabilities and shareholders' equity	$4,631,993	$4,652,485	$4,388,442	$4,394,203	$4,300,376

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases as of
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Commercial mortgages	$1,746,695	$1,657,436	$1,618,493	$1,613,721	$1,541,457
Home equity loans and lines	204,791	207,351	207,806	206,429	211,469
Residential mortgages	502,379	494,355	467,402	449,060	453,655
Construction	159,761	181,078	178,493	190,874	202,168
Total real estate loans	2,613,626	2,540,220	2,472,194	2,460,084	2,408,749
Commercial & Industrial	705,701	695,584	722,999	745,306	727,231
Consumer	47,821	46,814	47,809	51,462	48,423
Leases	156,366	144,536	138,473	132,649	121,392
Total non-real estate loans and leases	909,888	886,934	909,281	929,417	897,046
Total portfolio loans and leases	$3,523,514	$3,427,154	$3,381,475	$3,389,501	$3,305,795

	Nonperforming Loans and Leases as of
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Commercial mortgages	$5,558	$2,568	$735	$1,011	$138
Home equity loans and lines	6,904	3,616	1,933	2,323	1,949
Residential mortgages	2,863	3,452	2,770	2,647	2,603
Construction	—	—	291	—	—
Total nonperforming real estate loans	15,325	9,636	5,729	5,980	4,690
Commercial & Industrial	2,965	2,101	1,782	1,585	2,499
Consumer	80	108	117	—	—
Leases	913	975	1,362	1,882	344
Total nonperforming non-real estate loans and leases	3,958	3,184	3,261	3,468	2,843
Total nonperforming portfolio loans and leases	$19,283	$12,820	$8,990	$9,448	$7,533

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Commercial mortgage	$1,373	$249	$56	$13	$(3)
Home equity loans and lines	46	107	—	199	25
Residential	329	304	(12)	(1)	—
Construction	(1)	—	—	(1)	(1)
Total net charge-offs of real estate loans	1,747	660	44	210	21
Commercial & Industrial	391	298	304	467	283
Consumer	94	147	71	41	48
Leases	314	515	959	683	541
Total net charge-offs of non-real estate loans and leases	799	960	1,334	1,191	872
Total net charge-offs	$2,546	$1,620	$1,378	$1,401	$893

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
U.S. Treasury securities	$100	$200,013	$100	$100	$100
Obligations of the U.S. Government and agencies	186,746	195,855	190,453	183,256	175,107
State & political subdivisions - tax-free	8,468	11,162	15,629	17,254	19,746
State & political subdivisions - taxable	170	170	170	171	171
Mortgage-backed securities	322,913	289,890	284,421	292,563	303,902
Collateralized mortgage obligations	40,486	39,252	36,193	36,634	33,980
Other debt securities	1,100	1,100	1,098	1,097	1,097
Total investment securities available for sale, at fair value	$559,983	$737,442	$528,064	$531,075	$534,103

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
U.S. Treasury securities	$—	$(13)	$—	$—	$—
Obligations of the U.S. Government and agencies	(1,334)	(2,749)	(5,881)	(4,594)	(3,756)
State & political subdivisions - tax-free	(5)	(39)	(90)	(57)	(74)
State & political subdivisions - taxable	—	(1)	(1)	(1)	(1)
Mortgage-backed securities	(696)	(4,186)	(7,584)	(6,141)	(5,169)
Collateralized mortgage obligations	(510)	(898)	(1,618)	(1,443)	(1,322)
Other debt securities	—	—	(2)	(3)	(3)
Total unrealized losses on investment securities available for sale	$(2,545)	$(7,886)	$(15,176)	$(12,239)	$(10,325)

	Deposits
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Interest-bearing deposits:
Interest-bearing demand	$664,683	$664,749	$578,243	$617,258	$529,478
Money market	961,348	862,644	812,027	814,530	856,072
Savings	265,613	247,081	286,266	291,858	308,925
Retail time deposits	531,522	542,702	561,123	536,287	523,138
Wholesale non-maturity deposits	47,744	55,031	24,040	36,826	63,449
Wholesale time deposits	284,397	325,261	261,164	169,770	171,359
Total interest-bearing deposits	2,755,307	2,697,468	2,522,863	2,466,529	2,452,421
Noninterest-bearing deposits	882,310	901,619	834,363	892,386	863,118
Total deposits	$3,637,617	$3,599,087	$3,357,226	$3,358,915	$3,315,539

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Interest income:
Interest and fees on loans and leases	$44,837	$44,157	$42,103	$41,689	$40,689
Interest on cash and cash equivalents	132	83	64	64	53
Interest on investment securities	3,499	3,294	3,066	3,001	2,792
Total interest income	48,468	47,534	45,233	44,754	43,534
Interest expense:
Interest on deposits	8,097	7,048	5,533	4,499	3,472
Interest on short-term borrowings	943	681	1,096	985	630
Interest on FHLB advances	278	331	394	490	562
Interest on jr. subordinated debentures	358	342	337	321	288
Interest on subordinated notes	1,145	1,145	1,144	1,143	1,143
Total interest expense	10,821	9,547	8,504	7,438	6,095
Net interest income	37,647	37,987	36,729	37,316	37,439
Provision for loan and lease losses (the "Provision")	3,736	2,362	664	3,137	1,030
Net interest income after Provision	33,911	35,625	36,065	34,179	36,409
Noninterest income:
Fees for wealth management services	10,392	11,017	10,343	10,658	10,308
Insurance commissions	1,672	1,459	1,754	1,902	1,693
Capital markets revenue	2,219	1,367	710	2,105	666
Service charges on deposits	808	798	726	752	713
Loan servicing and other fees	609	539	559	475	686
Net gain on sale of loans	319	1,606	631	528	518
Net gain on sale of investment securities available for sale	—	—	—	—	7
Net gain (loss) on sale of other real estate owned	(24)	3	5	111	176
Dividends on FHLB and FRB stocks	411	305	375	510	431
Other operating income	2,847	1,003	3,171	3,034	4,338
Total noninterest income	19,253	18,097	18,274	20,075	19,536
Noninterest expense:
Salaries and wages	20,901	17,921	16,528	16,240	15,982
Employee benefits	4,166	2,977	3,356	2,877	3,708
Occupancy and bank premises	3,252	3,135	2,717	2,697	3,050
Furniture, fixtures and equipment	2,389	2,370	2,070	2,069	1,898
Advertising	415	540	349	369	461
Amortization of intangible assets	938	997	891	889	879
Impairment (recovery) of mortgage servicing rights ("MSRs")	17	101	(23)	(1)	(50)
Due diligence, merger-related and merger integration expenses	—	—	389	3,053	4,319
Professional fees	1,320	1,526	997	932	748
Pennsylvania bank shares tax	409	374	472	473	473
Information technology	1,320	1,340	1,155	1,252	1,195
Other operating expenses	4,597	3,564	4,691	4,986	3,367
Total noninterest expense	39,724	34,845	33,592	35,836	36,030
Income before income taxes	13,440	18,877	20,747	18,418	19,915
Income tax expense	2,764	1,746	4,066	3,723	4,630
Net income	$10,676	$17,131	$16,681	$14,695	$15,285
Net (loss) income attributable to noncontrolling interest	(1)	(5)	(1)	7	(1)
Net income attributable to Bryn Mawr Bank Corporation	$10,677	$17,136	$16,682	$14,688	$15,286

Per share data:
Weighted average shares outstanding	20,168,498	20,225,993	20,270,706	20,238,852	20,202,969
Dilutive common shares	103,163	95,290	167,670	174,726	247,525
Weighted average diluted shares	20,271,661	20,321,283	20,438,376	20,413,578	20,450,494
Basic earnings per common share	$0.53	$0.85	$0.82	$0.73	$0.76
Diluted earnings per common share	$0.53	$0.84	$0.82	$0.72	$0.75
Dividends paid or accrued per share	$0.25	$0.25	$0.25	$0.22	$0.22
Effective tax rate	20.57%	9.25%	19.60%	20.21%	23.25%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended
	March 31, 2019			December 31, 2018			September 30, 2018			June 30, 2018			March 31, 2018
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$32,742	$132	1.64%	$38,957	$83	0.85%	$37,467	$64	0.68%	$37,215	$64	0.69%	$38,044	$53	0.56%
Investment securities - available for sale:
Taxable	543,687	3,419	2.55%	524,117	3,129	2.37%	514,360	2,960	2.28%	514,966	2,888	2.25%	498,718	2,675	2.18%
Tax-exempt	9,795	168	6.96%	13,184	70	2.11%	16,056	83	2.05%	18,215	93	2.05%	20,501	100	1.98%
Total investment securities - available for sale	553,482	3,587	2.63%	537,301	3,199	2.36%	530,416	3,043	2.28%	533,181	2,981	2.24%	519,219	2,775	2.17%

Investment securities - held to maturity	8,804	11	0.51%	8,761	9	0.41%	8,378	5	0.24%	7,866	13	0.66%	7,913	12	0.62%
Investment securities - trading	7,629	22	1.17%	8,203	96	4.64%	8,204	30	1.45%	8,202	22	1.08%	8,339	21	1.02%

Loans and leases *	3,477,739	44,845	5.23%	3,399,484	44,274	5.17%	3,379,699	42,214	4.96%	3,353,339	41,782	5.00%	3,291,212	40,754	5.02%

Total interest-earning assets	4,080,396	48,597	4.83%	3,992,706	47,661	4.74%	3,964,164	45,356	4.54%	3,939,803	44,862	4.57%	3,864,727	43,615	4.58%

Cash and due from banks	14,414			13,962			7,587			7,153			10,698
Less: allowance for loan and lease losses	(19,887)			(18,625)			(19,467)			(18,043)			(17,628)
Other assets	470,206			424,957			423,864			415,628			388,383

Total assets	$4,545,129			$4,413,000			$4,376,148			$4,344,541			$4,246,180

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,798,103	$3,764	0.85%	$1,704,065	$2,883	0.67%	$1,695,214	$2,425	0.57%	$1,722,328	$2,073	0.48%	$1,676,733	$1,479	0.36%
Wholesale deposits	342,696	2,012	2.38%	346,134	1,986	2.28%	256,347	1,329	2.06%	233,714	973	1.67%	231,289	733	1.29%
Retail time deposits	533,395	2,321	1.76%	552,213	2,179	1.57%	541,652	1,779	1.30%	533,254	1,453	1.09%	527,469	1,260	0.97%
Total interest-bearing deposits	2,674,194	8,097	1.23%	2,602,412	7,048	1.07%	2,493,213	5,533	0.88%	2,489,296	4,499	0.72%	2,435,491	3,472	0.58%

Borrowings:
Short-term borrowings	157,652	943	2.43%	128,429	681	2.10%	208,201	1,096	2.09%	205,323	985	1.92%	172,534	630	1.48%
Long-term FHLB advances	55,385	278	2.04%	67,363	331	1.95%	81,460	394	1.92%	102,023	490	1.93%	123,920	562	1.84%
Subordinated notes	98,542	1,145	4.71%	98,497	1,145	4.61%	98,457	1,144	4.61%	98,463	1,143	4.66%	98,430	1,143	4.71%
Jr. subordinated debt	21,595	358	6.72%	21,553	342	6.30%	21,511	337	6.22%	21,470	321	6.00%	21,430	288	5.45%
Total borrowings	333,174	2,724	3.32%	315,842	2,499	3.14%	409,629	2,971	2.88%	427,279	2,939	2.76%	416,314	2,623	2.56%

Total interest-bearing liabilities	3,007,368	10,821	1.46%	2,918,254	9,547	1.30%	2,902,842	8,504	1.16%	2,916,575	7,438	1.02%	2,851,805	6,095	0.87%

Noninterest-bearing deposits	871,726			878,047			866,314			841,676			835,476
Other liabilities	93,949			60,393			59,085			52,389			32,465
Total noninterest-bearing liabilities	965,675			938,440			925,399			894,065			867,941

Total liabilities	3,973,043			3,856,694			3,828,241			3,810,640			3,719,746

Shareholders' equity	572,086			556,306			547,907			533,901			526,434

Total liabilities and shareholders' equity	$4,545,129			$4,413,000			$4,376,148			$4,344,541			$4,246,180

Net interest spread			3.37%			3.44%			3.38%			3.55%			3.71%
Effect of noninterest-bearing sources			0.38%			0.35%			0.31%			0.26%			0.23%

Tax-equivalent net interest margin		$37,776	3.75%		$38,114	3.79%		$36,852	3.69%		$37,424	3.81%		$37,520	3.94%

Tax-equivalent adjustment		$129	0.01%		$127	0.01%		$123	0.01%		$108	0.01%		$81	0.01%
* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.
Supplemental Information Regarding Accretion of Fair Value Marks

	For the Three Months Ended
	March 31, 2019			December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
(dollars in thousands)	Interest	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate
Loans and leases	Income	$1,997	0.23%	$2,492	0.29%	$1,464	0.17%	$1,945	0.23%	$2,702	0.33%
Retail time deposits	Expense	(222)	(0.17)%	(279)	(0.20)%	(311)	(0.23)%	(339)	(0.25)%	(380)	(0.29)%
Long-term FHLB advances	Expense	33	0.24%	34	0.20%	32	0.16%	25	0.10%	15	0.05%
Jr. subordinated debt	Expense	42	0.79%	42	0.77%	41	0.76%	41	0.77%	40	0.76%
Net interest income from fair value marks		$2,144		$2,695		$1,702		$2,218		$3,027
Purchase accounting effect on tax-equivalent margin			0.21%		0.27%		0.17%		0.23%		0.32%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Net Income to Net Income (core):
Net income attributable to BMBC (a GAAP measure)	$10,677	$17,136	$16,682	$14,688	$15,286
Less: Tax-effected non-core noninterest income:
Gain on sale of investment securities available for sale	—	—	—	—	(6)
Add: Tax-effected non-core noninterest expense items:
Due diligence, merger-related and merger integration expenses	—	—	307	2,412	3,412
Voluntary years of service incentive program expenses	3,553	—	—	—	—
Add: Federal income tax expense related to re-measurement of net deferred tax asset due to tax reform legislation	—	31	151	(69)	590
Net income (core) (a non-GAAP measure)	$14,230	$17,167	$17,140	$17,031	$19,282

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	20,168,498	20,225,993	20,270,706	20,238,852	20,202,969
Dilutive common shares	103,163	95,290	167,670	174,726	247,525
Weighted average diluted shares	20,271,661	20,321,283	20,438,376	20,413,578	20,450,494
Basic earnings per common share (core) (a non-GAAP measure)	$0.71	$0.85	$0.85	$0.84	$0.95
Diluted earnings per common share (core) (a non-GAAP measure)	$0.70	$0.84	$0.84	$0.83	$0.94

Calculation of Return on Average Tangible Equity:
Net income attributable to BMBC (a GAAP measure)	$10,677	$17,136	$16,682	$14,688	$15,286
Add: Tax-effected amortization and impairment of intangible assets	741	787	705	702	694
Net tangible income (numerator)	$11,418	$17,923	$17,387	$15,390	$15,980

Average shareholders' equity	$572,086	$556,306	$547,907	$533,901	$526,434
Less: Average Noncontrolling interest	685	681	678	685	683
Less: Average goodwill and intangible assets	(206,716)	(207,893)	(207,880)	(208,039)	(205,529)
Net average tangible equity (denominator)	$366,055	$349,094	$340,705	$326,547	$321,588

Return on tangible equity (a non-GAAP measure)	12.65%	20.37%	20.25%	18.90%	20.15%

Calculation of Return on Average Tangible Equity (core):
Net income (core) (a non-GAAP measure)	$14,230	$17,167	$17,140	$17,031	$19,282
Add: Tax-effected amortization and impairment of intangible assets	741	787	705	702	694
Net tangible income (core) (numerator)	$14,971	$17,954	$17,845	$17,733	$19,976

Average shareholders' equity	$572,086	$556,306	$547,907	$533,901	$526,434
Less: Average Noncontrolling interest	685	681	678	685	683
Less: Average goodwill and intangible assets	(206,716)	(207,893)	(207,880)	(208,039)	(205,529)
Net average tangible equity (denominator)	$366,055	$349,094	$340,705	$326,547	$321,588

Return on tangible equity (core) (a non-GAAP measure)	16.59%	20.40%	20.78%	21.78%	25.19%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Calculation of Tangible Equity Ratio (BMBC):
Total shareholders' equity	$575,107	$564,704	$551,425	$542,503	$533,061
Less: Noncontrolling interest	686	685	678	677	684
Less: Goodwill and intangible assets	(206,006)	(207,467)	(208,165)	(208,139)	(207,287)
Net tangible equity (numerator)	$369,787	$357,922	$343,938	$335,041	$326,458

Total assets	$4,631,993	$4,652,485	$4,388,442	$4,394,203	$4,300,376
Less: Goodwill and intangible assets	(206,006)	(207,467)	(208,165)	(208,139)	(207,287)
Tangible assets (denominator)	$4,425,987	$4,445,018	$4,180,277	$4,186,064	$4,093,089

Tangible equity ratio (BMBC)(1)	8.35%	8.05%	8.23%	8.00%	7.98%

Calculation of Tangible Equity Ratio (BMTC):
Total shareholders' equity	$605,985	$591,695	$582,698	$582,354	$569,670
Less: Noncontrolling interest	686	685	678	677	684
Less: Goodwill and intangible assets	(193,329)	(194,715)	(195,337)	(195,245)	(194,316)
Net tangible equity (numerator)	$413,342	$397,665	$388,039	$387,786	$376,038

Total assets	$4,616,724	$4,637,481	$4,372,590	$4,378,508	$4,284,334
Less: Goodwill and intangible assets	(193,329)	(194,715)	(195,337)	(195,245)	(194,316)
Tangible assets (denominator)	$4,423,395	$4,442,766	$4,177,253	$4,183,263	$4,090,018

Tangible equity ratio (BMTC)(1)	9.34%	8.95%	9.29%	9.27%	9.19%

Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	0.95%	1.54%	1.51%	1.36%	1.46%
Effect of adjustment to GAAP net income to core net income	0.32%	—%	0.04%	0.21%	0.38%
Return on average assets (core)	1.27%	1.54%	1.55%	1.57%	1.84%

Calculation of Return on Average Equity (core)
Return on average equity (GAAP)	7.57%	12.22%	12.08%	11.03%	11.78%
Effect of adjustment to GAAP net income to core net income	2.52%	0.02%	0.33%	1.76%	3.07%
Return on average equity (core)	10.09%	12.24%	12.41%	12.79%	14.85%

Calculation of Tax-equivalent net interest margin adjusting for the impact of purchase accounting
Tax-equivalent net interest margin	3.75%	3.79%	3.69%	3.81%	3.94%
Effect of fair value marks	0.21%	0.27%	0.17%	0.23%	0.32%
Tax-equivalent net interest margin adjusting for the impact of purchase accounting	3.54%	3.52%	3.52%	3.58%	3.62%

(1)	Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Calculation of Tax-equivalent net interest income adjusting for the impact of purchase accounting
Tax-equivalent net interest income	$37,776	$38,114	$36,852	$37,424	$37,520
Effect of fair value marks	2,144	2,695	1,702	2,218	3,027
Tax-equivalent net interest income adjusting for the impact of purchase accounting	$35,632	$35,419	$35,150	$35,206	$34,493

Calculation of Efficiency Ratio:
Noninterest expense	$39,724	$34,845	$33,592	$35,836	$36,030
Less: certain noninterest expense items*:
Amortization of intangibles	(938)	(997)	(891)	(889)	(879)
Due diligence, merger-related and merger integration expenses	—	—	(389)	(3,053)	(4,319)
Voluntary years of service incentive program expenses	(4,498)	—	—	—	—
Noninterest expense (adjusted) (numerator)	$34,288	$33,848	$32,312	$31,894	$30,832

Noninterest income	$19,253	$18,097	$18,274	$20,075	$19,536
Less: non-core noninterest income items:
Gain on sale of investment securities available for sale	—	—	—	—	(7)
Noninterest income (core)	$19,253	$18,097	$18,274	$20,075	$19,529
Net interest income	37,647	37,987	36,729	37,316	37,439
Noninterest income (core) and net interest income (denominator)	$56,900	$56,084	$55,003	$57,391	$56,968

Efficiency ratio	60.26%	60.35%	58.75%	55.57%	54.12%

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures
Total Allowance	$20,616	$19,426	$18,684	$19,398	$17,662
Less: Allowance on acquired loans	97	97	72	217	92
Allowance on originated loans and leases	$20,519	$19,329	$18,612	$19,181	$17,570

Total Allowance	$20,616	$19,426	$18,684	$19,398	$17,662
Loan mark on acquired loans	15,841	17,822	24,964	26,705	32,260
Total Allowance + Loan mark	$36,457	$37,248	$43,648	$46,103	$49,922

Total Portfolio loans and leases	$3,523,514	$3,427,154	$3,381,475	$3,389,501	$3,305,795
Less: Originated loans and leases	3,032,270	2,885,251	2,752,160	2,700,815	2,564,827
Net acquired loans	$491,244	$541,903	$629,315	$688,686	$740,968
Add: Loan mark on acquired loans	15,841	17,822	24,964	26,705	32,260
Gross acquired loans (excludes loan mark)	$507,085	$559,725	$654,279	$715,391	$773,228
Originated loans and leases	3,032,270	2,885,251	2,752,160	2,700,815	2,564,827
Total Gross portfolio loans and leases	$3,539,355	$3,444,976	$3,406,439	$3,416,206	$3,338,055

*
In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.